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                                                                    Exhibit 10.3

                 DEFERRED COMPENSATION AGREEMENT FOR DIRECTORS



                  As of ______________________________________


                         AMCAST INDUSTRIAL CORPORATION

                  (an Ohio corporation - the "company" herein)

                                      and

             ______________________________________________________
              (a director of the company - the "director" herein)


Agree as follows:

I.      DUTIES AND TERM OF SERVICE

        The director will serve as a member of the company's Board of Directors, and perform faithfully the duties of a member of the Board of Directors, including service on committees of the board and service in an advisory and consultive capacity to the chairman and officers of the company at such times as may be reasonably requested. This agreement will terminate upon the occurrence of any one of the following events:

        A. The director ceases to hold office as a member of the company's Board of Directors,

        B. The end of the company's fiscal half year in which the director attains the age of 70 years,

        C. The death of the director,

        D. Written notice that the director desires to terminate the agreement


II.     COMPENSATION

The director will be paid for his services in accordance with the following schedule:

        A. Reimbursement for all travel and incidental expenses incurred for the benefit of the company, whether in connection with attendance at the meetings of the company's Board of Directors or otherwise.

        B. Fees for serving as a member of the Board of Directors, for attendance at special meetings of the Board of Directors and meetings of committees of the Board of Directors, and where applicable, for serving as chairman of a committee of the Board of Directors, all as established from time to time by the Board of Directors.


III.    PAYMENT OF COMPENSATION

        Amounts described in paragraph II-A will be paid to the director on a current basis as expenses are incurred.



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IV.     DEFERMENT OF COMPENSATION

        The compensation described in paragraph II-B will not be paid or distributed until the termination of this agreement as provided in Section I, and then only in accordance with Section VII hereof. The director may elect to defer a certain portion of his total compensation.

V.      DEFERRED COMPENSATION ACCOUNT

        The company shall establish a "deferred compensation account" (the "account") for the director. As of the last day of the company's fiscal half hear during which this agreement is executed, and as of the last day of each applicable succeeding fiscal half year, the company shall credit to the account the amount, in cash or stock equivalents, as hereinafter described, of the director's compensation described in paragraph II-B hereof or the pro rata portion thereof applicable on account of the director's services during such fiscal half year, provided that during the first such fiscal half year only the portion of such compensation applicable to the period during which this agreement is in effect shall be so credited.

VI.     CASH OR STOCK ELECTION

        A. The entire amount credited to the account for each fiscal half year shall be credited either as a cash allotment or as a stock allotment in accordance with the director's election. The initial election shall be in writing and delivered to the secretary of the company on or before the date of this agreement and any subsequent change in election shall be made in writing and delivered to the secretary of the company not later than 15 days preceding the first fiscal half year to which such election is applicable. If the director shall fail to make an initial election, he shall be deemed to have elected to have such amounts credited as stock allotments.

        B. If a cash allotment is elected, the account shall be credited with the dollar amount of the allotment, and the account shall be credited, at the end of each fiscal half year, with interest at published prevailing rate for 6-month U.S. Treasury Bills times the amount in the account as of the beginning of such fiscal half year.

        C. If a stock allotment is elected, the account shall be credited with:

                1. a stock equivalent which shall be equal to the number of lull shares of the company's Common Stock (the "Common Stock") that could be purchased with the dollar amount of the allotment at the average of the closing prices of such stock over the counter during the final month of the applicable fiscal half year of the company, plus

                2. the dollar amount of any part of such allotment that was not equivalent to the purchase price of a full share.

        D. The stock equivalents in the account shall be credited, on the last day of each fiscal half year, with a dividend equivalent which shall be an amount determined by multiplying the dividends paid, either in cash or property (other than Common Stock), upon a share of Common Stock to a stockholder of record during such fiscal half year, by the number of shares in the account at the beginning of such fiscal half year (with appropriate adjustment to reflect any increase or decrease during the period in the number of shares in the account as a result of the application of paragraph E of this Section VI). In the case of dividends payable in property, the dividend equivalent shall be based on the fair market value of the property at the time of




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distribution of the dividend, as determined by the company. If on the last day of any fiscal half year the dollar amounts in the account of a director who has elected stock allotments equal or exceed the price of one share of Common Stock (determined as in the preceding paragraph VI-C), such amount shall be treated as if it were a stock allotment credited to the account on such date.

        E. In the event of any change in the Common Stock upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up, combination or exchange of shares, or other change in the corporate structure, the number of shares credited to the director shall be appropriately adjusted.


VII.    DISTRIBUTION

        A. Distribution of the aggregate cash and/or stock equivalents in the account shall be made as provided in this Section VII in five approximately equal annual installments commencing on or about January 1 following the end of the fiscal half year in which this agreement terminates. Interest or dividend equivalents credited on the undistributed cash or stock equivalents in the account after the fiscal half year in which this agreement terminates shall be distributed on the first day of the third month following the fiscal half year in which credited or as soon thereafter as practicable.

        B. Any cash or stock equivalents in the account, or interest or dividend equivalents on undistributed cash or stock equivalents in the account, which become distributable after the death of the director, shall be distributed as provided in paragraph VII-A, to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as the director may have a designated in writing and delivered to the secretary of the company. The director may from time to time revoke or change any such designation by written notice delivered to the secretary of the company. If there is no unrevoked designation on file with the company at the time of the director's death, or if the person or persons designated therein shall have all predeceased the director or otherwise ceased to exist, such distributions shall be made to the director's estate.

        C. Distribution of the cash in the account shall be made in cash. Distribution of stock equivalents in the account may be made by delivery of an equal number of shares of Common Stock (using only treasury shares). The company may, however, distribute wholly or partly in lieu of any installment of Common Stock, cash in an amount equal to the closing price of said Common Stock on the nearest trading day preceding the date on which such Common Stock is distributable. The company shall promptly notify the director of the type of distribution to be made, and the amount of payment or number of shares forthcoming. The company may, with the consent of the person or persons then entitled to receive distribution of the next payable cash or stock equivalents, make other changes in the time or medium of distribution of all or part of the undistributed cash or stock equivalents.

        D. The company shall deduct from the amount of all distributions hereunder any taxes required to be withheld by the federal or any state or local government. In case distributions are made in shares of Common Stock, the company shall have the right to retain the number of shares having a then market price equivalent to the amount of the said tax required to be withheld in respect to such distributions. In lieu thereof, however, the company may permit a recipient


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receiving a distribution in Common Stock to reimburse the company for any such taxes required to be withheld by the company, upon such terms and conditions as the company may prescribe.


VIII.   MISCELLANEOUS

        A. Neither the director nor any other person shall have any interest in any fund or in any specific asset or assets of the company by reason of any cash or stock equivalents or interest or dividend equivalents credited to the account of a director hereunder, nor the right to exercise any of the rights or privileges of a stockholder with respect to any stock equivalents credited to his account, nor any right to receive any distribution under this agreement except as and to the extent expressly provided in this agreement. Any allotment or credit to the account shall be reflected as general assets on the books of the company, subject to the claims and obligations of creditors and others and any liability created hereunder to the director shall be in the nature of a general claim without any priority or right being created in the director. The director shall not have the right to assign, pledge or otherwise dispose of (except as provided in Section VII hereof) any cash or stock equivalents in the account, nor shall his interest therein be subject to garnishment, attachment, transfer by operation of law, or any legal process. If director should attempt to assign, pledge or otherwise dispose of (except as provided in Section VII thereof) any cash and/or stock equivalents in the account or if any attempt shall be made to garnish, attach, transfer by operation of law or by any legal process his interests in the account, all cash and stock equivalents in the account, and all interests of the director therein shall at the discretion of the company, cease and determine, and in such event the company may hold or apply same or any part thereof for the benefit of the director, the director's spouse, children or other dependents, or any of them, in such manner in such proportion as the company may deem proper.

        B. Anything in Sections V through VIII hereof to the contrary notwithstanding, compensation payable to the director pursuant to the provisions of paragraph II-B hereof for services following the end of the fiscal half year in which the director has attained the age of 70, shall be paid currently in cash, in quarterly installments, commencing with the last day of the quarter following the end of such period.

        C. This agreement shall not be assignable by the company without the written consent of the director, except that, if the company shall merge or consolidate with or into, or transfer substantially all of its assets, including good will, to another corporation or other form of business organization, this agreement shall bind and run to the benefit of the successor of the company resulting from such merger, consolidation or transfer.

        D. This agreement comprises the entire agreement between the parties hereto and as of the date first above written supersedes, cancels, and annuls any and all prior agreements between the parties hereto with respect to payments to the director for services to the company. This agreement may not be modified orally.

        E. This agreement and all questions arising in connection therewith shall be governed by the laws of the State of Ohio.


IN WITNESS WHEREOF, the parties hereto have hereunto and to a duplicate hereof, set their signatures as of the day and year first above written.



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                                       AMCAST INDUSTRIAL CORPORATION


                                          BY:
                                              ------------------------------
                                       TITLE:
                                              ------------------------------
                                        DATE:
                                              ------------------------------


(Corporate Seal)



                                          BY:
                                              ------------------------------
                                       TITLE:          DIRECTOR
                                              ------------------------------
                                        DATE:
                                              ------------------------------




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